                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 25, 2003, accompanying the consolidated financial statements included in the 2002 Annual Report of TeraForce Technology Corporation on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the following registration statements:

     Form S-3, File No. 333-58970, filed April 13, 2001;
     Form S-8, File No. 333-65860, filed July 25, 2001.



/s/ Grant Thornton LLP

Dallas, Texas
March 25, 2003